Exhibit 10.21

MASTER BROKER AGREEMENT

THIS MASTER BROKER AGREEMENT (this “Agreement”) is made as of this 21st day of February, 2023 (“Effective Date”) by and between Palmetto Gourmet Foods, Inc., a South Carolina corporation with its principal office at 4160 Columbia Hwy, Saluda, South Carolina 29138 (hereinafter “PGF”) and Godwin Retail Group LLC, with its principal office at [*****] (hereinafter “Broker”).

WHEREAS, PGF is engaged in the manufacture and distribution of certain dry food products listed in Schedule “A” attached hereto and incorporated herein by reference (the “Products”);

WHEREAS, Broker is an independent agency providing services in the food industry;

WHEREAS, PGF desires to engage the services of the Broker to market and sell the Products to customers (“Customers”) in the geographical territory (“Geographical Territory”) and the particular class(es) of trade (“Particular Class(es) of Trade”) defined in Schedule “A” (the Geographical Territory and Particular Class(es) of trade shall collectively be referred to herein as the “Territory”); and

WHEREAS, the Broker wishes to accept such engagement, all pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Broker. Effective as of May 1, 2023, PGF hereby appoints Broker to act as its exclusive sales representative to solicit orders for the Products in the Territory, and Broker hereby accepts such appointment subject to the terms, provisions and conditions set forth in this Agreement. Broker shall use its best efforts to promote, solicit and obtain orders (“Orders”) for the Products strictly in accordance with PGF’s terms and conditions of sale or such other terms and conditions as PGF may specify from time to time, and at the sales prices specified by PGF in writing, in effect as of the date of such Orders.

2. Promotional and Other Materials. PGF agrees to provide to Broker, from time to time, such quantities of current, updated Product descriptions, price lists and advertising, promotional and sales materials concerning the Products, as PGF deems necessary. Further, all trade information and documentation obtained by Broker during the length of the Agreement shall belong to PGF. Upon termination of this Agreement for any reason, any and all documentation obtained by Broker pursuant to this Agreement will, at PGF’s option either be returned to PGF or destroyed.

3. Relationship of Parties. Broker shall at all times during the term of this Agreement remain an independent contractor, solely responsible for the manner in which it performs its obligations under this Agreement. In no event shall the relationship created by this Agreement be construed as creating a joint venture or partnership between PGF and Broker. Broker’s representatives, agents and employees shall not represent themselves or act as employees of PGF and shall not have the right or authority in any way to bind PGF to any obligation to any third party, and they shall not assume or create any obligation of any kind, express or implied, in the name of or on behalf of PGF.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4. Orders. All Orders must be promptly forwarded to PGF in writing using an approved form. PGF may, at its sole discretion, accept or reject any Order for any reason or for no reason and shall not be liable to Broker for any damages, commission or expenses of any kind arising from rejected Orders. For greater clarity, unless an Order is accepted by PGF within [*****] business days, it shall be deemed to be rejected.

5. Broker’s Duties. Broker shall devote as much time, skill, diligence and resources as necessary to fulfill its obligations hereunder and shall apply the highest possible professional standards to actively promote the sale of the Products and to provide to PGF relevant support services in the Territory. More specifically, Broker agrees to:

a.	establish and maintain a properly trained and fully staffed sales force adequate to cover the Territory in its entirety for the optimal sale of the Products;

b.	regularly make personal calls upon the Customers to communicate the terms of and faithfully execute the promotional programs run by PGF from time to time, execute trade promotion activities, manage and reconcile trade funds. Consummate sales, assist with forecasting volume demands, communicate and execute promotional activities, perform retail services and monitor the turnover of the Products;

c.	submit to PGF all Orders and all inquiries with respect to the Products no later than [*****] business days from the time such Orders or inquiries are received by Broker;

d.	keep PGF informed of and submit monthly written reports to PGF describing and detailing at a minimum the following: (i) merchandising, advertising and other promotional programs, pricing and sales activities of PGF’s competitors; (ii) Customers’ use of funds made available to them under any promotional programs; (iii) any change in the financial condition or other relevant credit information of the Customers or potential customers; and (iv) any change in Broker’s management, ownership or personnel in charge of any Customer account;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

e.	execute and maintain complete and separate written records of and any documentation relating to advertising and/or trade allowances, deduction clearances and merchandising programs for a minimum of [*****] years;

f.	comply with all laws, rules and regulations applicable to its performance pursuant to this Agreement;

g.	assist PGF, upon request, in (i) determining the credit standing of any Customer (ii) collecting any amounts owed to PGF by any Customer and (iii) resolving any outstanding deduction taken by Customers (“Customer Deductions”) as soon as possible but in no event later than [*****] days from the date the Customer issues the payment from which deduction was taken;

h.	make no warranty or representation with respect to the Products or offer any quotation or price discount or any promotional consideration to any Customer other than that expressly authorized by PGF in writing.

6. Commission. Broker will receive a commission based on PGF’s Net Sale Price (as defined in Schedule “A”) for the Products in the Territory (the “Commission”), as set forth in Schedule “A”. Upon termination of this Agreement for any reason whatsoever, PGF shall pay Broker the Commissions agreed to hereunder for a period of [*****] days after the date of termination.

7. Payment. Commissions shall be paid to Broker on or before the [*****] day of the calendar month following the month in which PGF receives payment from Customers. Commissions will not be paid on any Order involving a dispute as to payment, including any unauthorized deductions, until such time as the dispute has been resolved to PGF’s satisfaction. In no event will Commissions be paid on any Order, including any Order involving a dispute as to payment, that remains unpaid by the Customer more than [*****] months.

8. Reconciliation of Account. PGF will maintain an accounting of Broker’s Commissions on an on-going basis. If Commissions have been credited to Broker’s account for Products sold and subsequently returned to PGF for any reasons whatsoever, or in the event that any additional allowances, discounts, price deductions or other adjustments are granted by PGF with respect to any Order, the Broker’s account will reflect such adjustment. If adjustments are made with respect to any Order for which Commissions have already been paid to Broker, the amount of Commissions earned on such Products will be reconciled at the time of such adjustment and offset against Broker’s unpaid Commissions for the next payment period.

9. Compliance With Laws. In performing this Agreement, Broker agrees to: (a) comply with all applicable local, state, provincial and federal in the Geographical Territory and in jurisdiction where Broker resides. Without limiting the generality of the foregoing, Broker agrees to (a) comply with all applicable anti-bribery and anti-corruption laws and regulations, including the United States Foreign Practices Act, (b) not offer any bribe or other facilitation payment to any public official or other person; (c) not do anything that may cause PGF to inadvertently breach any competition, anti-bribery or anti-corruption law. Broker must promptly notify PGF in writing of any actual or potential breach of this clause.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

10. Use of Name and Trademarks. Broker acknowledges that the trademarks, service marks, trade names and logos (the “Marks”) used by PGF in its advertising and marketing materials, on its website or otherwise are the exclusive property of PGF or its affiliated entities. Broker shall not acquire any right or interest whatsoever, as a result of this Agreement, in any Marks or other intellectual property rights of PGF or its affiliated entities and shall have the right to use the Marks solely for the purpose of marketing the Products pursuant to this Agreement. Broker shall not use PGF or its affiliated entities’ name(s) in either its own corporate name or any fictitious business name. All use of the Marks by Broker hereunder shall inure to the benefit of PGF or its affiliated entities, as the case may be.

11. Covenant Against Competing Products. During the term of this Agreement, Broker shall not, without PGF’s prior written consent, directly or indirectly market, sell, distribute or represent any product that may be in competition with the products of PGF or one of its affiliated entities.

12. Confidentiality. During the term of this Agreement, Broker will receive or have access to documents, records and information that is of a confidential and proprietary nature to PGF, including, but not limited to, PGF’s customers, marketing and promotional plans, product formulas, products under development, products not yet launched, recipes and manufacturing processes, pricing and general policies and procedures, all of which would not be available to Broker were it not for the relationship created by this Agreement. Broker hereby acknowledges and agrees that such information is not generally known to the trade, is of a confidential and proprietary nature, and to preserve PGF’s goodwill must be kept confidential and used only in carrying out its obligations hereunder and that it will not be disclosed or made available to any third party without PGF’s prior written consent.

13. Term. This Agreement shall be effective as of the Effective Date and remain in effect for a period [*****] years (the “Initial Term”). Thereafter, unless earlier terminated as provided hereunder, this Agreement shall automatically renew for additional one-year terms (each a “Renewal Term”, collectively, the Initial Term and all Renewal Terms shall be referred to herein as the “Term”).

14. Termination for Convenience. Either party may terminate this Agreement at any time for any reason or for no reason upon not less than [*****] days’ written notice to the other party.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

15. Immediate Termination. This Agreement shall terminate immediately upon written notice by PGF to Broker in the event that (i) Broker ceases or suspends its business operations or voluntarily abandons the Broker relationship established by this Agreement; (ii) Broker becomes or is declared insolvent, makes an assignment for the benefit of its creditors, enters into receivership, or is adjudicated bankrupt; or (iii) Broker (or any shareholder, member, officer or key management member as solely determined by PGF) is convicted of a criminal or civil offense related to its business.

16. Effect of Termination. Upon termination of this Agreement for any reason whatsoever, PGF shall pay Broker the Commissions as provided for in Section 6 hereof only on those sales of Products made pursuant to sales contracts which PGF entered into with Customers pursuant to purchase orders submitted by Broker and/or Customer and accepted and shipped by PGF prior to the date of termination of this Agreement. For sake of clarity, the final Commission, if any, shall be paid only once PGF has received full and final payment from the Customers in accordance with the terms and conditions of sales and shall be subject to deductions for advances or Commissions repayable by Broker to PGF. The final Commission check will be held by PGF until such time as proprietary materials in Broker’s possession are returned to PGF or forwarded to the newly appointed Broker, and all responsibilities of Broker hereunder, including without limitation the resolution of all outstanding Customer Deductions in accordance with Section 5(g) hereof, have been completed. PGF shall not be liable to Broker for damages of any kind on account of the termination of this Agreement for any reason.

17. Probation Period. If the Sales Agent fails in the performance of any material obligation hereunder, including without limitation the failure to achieve sales objectives set forth by PGF, then PGF may give written notice to the Sales Agent and if the default is not cured, or the performance not corrected to the reasonable satisfaction of PGF within [*****] days following such notice, this Agreement will automatically terminate.

18. Effect of Termination, Return of Materials. All of PGF’s data, documents, literature, sales aids, Marks and Confidential Information (collectively, the “PGF Documentation”) shall remain the property of PGF. Effective upon the termination of this Agreement, Broker shall cease to use all PGF Documentation. Furthermore, Broker shall immediately return to PGF or immediately and irreversibly destroy, any PGF Documentation within its possession or control and provide proof thereof to PGF’s satisfaction.

19. Survival. All provisions of this Agreement which by their nature should survive termination shall survive termination, including, without limitation Sections 8, 10, 12, 15, 17, 18, 19, 21, 22, 23, 24 and 26.

20. Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the law of the State of South Carolina without giving effect to its principles of conflict of laws. Any action brought by either party to enforce the terms of this Agreement shall be brought within any Federal or State court sitting in South Carolina.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

21. Assignment. Broker hereby acknowledges that the duties and obligations to be performed by it hereunder are unique and personal. Broker, therefore, shall not assign or transfer its obligations under this Agreement without the prior written consent of PGF. Subject to the foregoing, this Agreement shall be binding on the parties and their successors and assigns.

22. Notices. All notices or other communications under this Agreement shall be in writing and shall be (a) given by first class mail, certified or registered with return receipt requested, next-day courier at the address first set forth above for each party or to such other address as either party shall designate by written notice given in accordance with this section.

23. Indemnification. Broker shall indemnify, defend and hold PGF harmless from and against all damages, claims, demands, liabilities, costs and expenses, including attorneys’ fees, which arise out of or are otherwise attributable to: (i) breach by Broker of any of its promises, covenants, agreements, representations, warranties and obligations contained herein, (ii) any act or failure to act by Broker or its employees and agents, in the performance of its obligations under this Agreement. PGF shall indemnify, defend and hold Broker harmless from and against all damages, claims, demands, liabilities, costs and expenses, including attorneys’ fees, which arise out of or are otherwise attributable to (i) breach by PGF of any of its promises, covenants, agreements, representations, warranties and obligations contained herein, or (ii) any act or failure to act by PGF or its employees and agents, in the performance of its obligations under this Agreement.

24. Limitation on Liability. Except for a breach of Sections 9, 10 or 11 hereof, neither party shall be liable for any incidental, consequential or exemplary damages, including but not limited to the loss of prospective profits or anticipated sales. Furthermore, except for a breach of Sections 9, 10 or 11 neither party’s liability under this Agreement (regardless of the form of the action) shall exceed the total amount of fees paid to the Broker by PGF in the [*****] period preceding the time that the cause of action arose.

25. Entire Agreement. This Agreement constitutes the entire agreement between the parties, supersedes all previous agreements and may not be modified except in a writing signed by the parties hereto.

26. Waiver. The failure of either party to enforce at any time, or for any period, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.

27. Severability. If any provision of this Agreement is held to be invalid, unenforceable or in conflict with any law governing the terms hereof in any respect, such provision will be carried out and enforced only to the extent to which it shall be valid, enforceable and not in conflict with such law, and any such invalidity, unenforceability or conflict will not affect any other provisions of this Agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

28. Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of this Agreement by electronic means shall be effective for all purposes as delivery of a manually executed original counterpart. Either party may maintain a copy of this Agreement in electronic form. The parties further agree that a copy produced from the delivered counterpart or electronic form by any reliable means shall in all respects be considered an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove written.

PALMETTO GOURMET FOODS, INC. BROKER: GODWIN RETAIL GROUP LLC

By:			By:
	Name:	Reza Soltanzadeh		Name:	[*****]
	Title:	President/CEO		Title:	[*****]
	Date:	Feb. 28, 2023		Date:	2/22/23

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE “A”

This Schedule “A” is made “) is made as of this____ day of February, 2023 (“Effective Date”) by and between Palmetto Gourmet Foods, Inc., a South Carolina corporation with its principal office at 4160 Columbia Hwy, Saluda, South Carolina 29138 (hereinafter “PGF”) and Godwin Retail Group, LLC, with its principal office at [*****] (hereinafter “Broker”), pursuant to the Master Broker Agreement (the “Agreement”) dated February 1st, 2023 between PGF and Broker. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

1.	Broker Contact Name: Godwin Retail Group LLC

Email: [*****]

Phone: [*****]

2.	Products: [*****]

3.	Geographical Territory: [*****]

4.	Authorized Class(es) of Trade: [*****]

5.	Commission:

The Broker’s Commission shall be [*****] of total sales of Products in the Territory based on the Net Sales Price. The “Net Sales Price” shall be defined as follows:

Net Sale Price = Company’s gross sales to Wal-Mart, net of standard retailer terms and deductions (e.g. swell allowance, warehouse fees, payment terms discounts, cost or scan allowances or discounts, and display fees), but excluding fines, co-op fees, demos, shopper marketing and media spend.

Slotting allowances will not be deducted from the Net Sales Price for purposes of calculating Commissions.

6.	Additional Terms: N/A

PALMETTO GOURMET FOODS, INC. BROKER: GODWIN RETAIL GROUP LLC

By:			By:
	Name:	Reza Soltanzadeh		Name:	[*****]
	Title:	President/CEO		Title:	[*****]
	Date:	Feb. 28, 2023		Date:	2/22/23

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.